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                                                                   Exhibit 99(i)

                  [Prickett, Jones & Elliott, P.A. Letterhead]


                                February 18, 2005

JPMorgan Trust I
522 Fifth Avenue
New York, New York 10036

     Re:     JPMorgan Trust I
             Registration Statement on Form N-1A
             -----------------------------------

Ladies and Gentlemen:

     We have acted as special Delaware counsel to JPMorgan Trust I, a Delaware statutory trust (the "Trust"), in connection with an Agreement and Plan of Reorganization and Redomiciliation (the "Reorganization Agreement") dated as of January 19, 2005, by and between J.P. Morgan Mutual Fund Series, a Massachusetts business trust ("JPMMFS"), on behalf of each of its series as set forth on Schedule A hereto (each, a "Predecessor Fund"), and the Trust on behalf of each of its series as set forth on Schedule A hereto (each, a "Successor Fund"). The Reorganization Agreement provides for the transfer of all assets of each Predecessor Fund to the corresponding Successor Fund in exchange solely for such number and classes of shares of beneficial interest of such Successor Fund corresponding to the shares of beneficial interest of such Predecessor Fund, the assumption by the Successor Fund of all liabilities of the corresponding Predecessor Fund, and the distribution of the Successor Fund shares to the shareholders of each corresponding Predecessor Fund (the "Reorganization").

     As contemplated by the Reorganization Agreement, the Trust will be the successor issuer to JPMMFS and the Trust is adopting the Registration Statement of JPMMFS as its own for all purposes of the Securities Act of 1933, as amended (the "1933 Act"), the Securities and Exchange Act of 1934, as amended, and the Investment Company Act of 1940, as amended, and is filing Post-Effective Amendment No. 7 ("Post-Effective Amendment") to JPMMFS' currently effective Registration Statement on Form N-1A (collectively with the Post-Effective Amendment, the "Registration Statement"). The Registration Statement registers an indefinite number of shares of beneficial interest (the "Shares") of the Successor Funds.

     For purposes of giving the opinions hereinafter set forth, we have examined only the following documents and have conducted no independent factual investigation of our own:

     (a) the Certificate of Trust of the Trust as filed with the Secretary of State of the State of Delaware (the "Secretary of State") on November 12, 2004 (the "Trust Certificate");

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     (b)     the Declaration of Trust of the Trust dated as of November 5, 2004, as amended to date, including Schedule B thereto dated as of February 19, 2005 (the "Trust Agreement");

     (c)     the Bylaws of the Trust dated as of November 5, 2004 (the
"Bylaws");

     (d) the Consent and Action in Lieu of Meeting of Board of Trustees of the Trust dated as of January 19, 2005, and the Consent and Action in Lieu of Meeting of Board of Trustees of the Trust dated as of February 10, 2005, respecting, INTER ALIA, the authorization of the Reorganization Agreement, the establishment and designation of each Successor Fund and class thereof, and the issuance of Shares pursuant to the Reorganization Agreement and the Registration Statement (the "Resolutions" and, together with the Trust Certificate, the Trust Agreement and Bylaws, the "Trust Organizational Documents");

     (e) the Registration Statement, including the prospectuses for each Successor Fund substantially in the form in which they are to become effective (each a "Prospectus");

     (f)     the Reorganization Agreement;

     (g) a certificate of good standing for the Trust obtained from the Secretary of State on or about the date hereof; and

     (h) a certificate of the Secretary of the Trust dated the date hereof certifying as to certain matters of fact.

     Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

     1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 DEL.C.
Section 3801 ET SEQ.

     2. The Shares of each Successor Fund to be issued pursuant to the Reorganization Agreement have been duly and validly authorized and, when issued in accordance with the Reorganization Agreement, the Registration Statement and the Trust Organizational Documents, will be validly issued, fully paid and non-assessable.

     3. The Shares of each Successor Fund to be offered for sale pursuant to the applicable Prospectus have been duly and validly authorized and, when sold, issued and paid for in accordance with the Registration Statement and the Trust Organizational Documents, will be validly issued, fully paid and non-assessable.

     The foregoing opinions are subject to the following assumptions, qualifications, limitations and exceptions:

     A. The foregoing opinions are limited to the laws of the State of Delaware presently in effect, excluding the securities laws of the State of Delaware. We have not considered and

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express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto.

     B. We have assumed (i) the genuineness of all signatures, (ii) the legal capacity of any natural persons, (iii) that all documents submitted to us as originals are authentic, and (iv) that all documents submitted to us as copies conform with the originals.

     C. We have assumed that no event of dissolution or termination has occurred with respect to the Trust or any Successor Fund.

     D. We have assumed that JPMMFS is duly organized with the power and authority to enter into and perform its obligations under the Reorganization Agreement, that the Reorganization Agreement has been duly authorized, executed and delivered by the parties thereto and duly approved by the shareholders of the Predecessor Funds, and that the Post-Effective Amendment will have become effective prior to the effective time of the Reorganization.

     E. We note that we have not participated in the preparation of, and assume no responsibility for the contents of, the Registration Statement or any Prospectus.

     This opinion is rendered solely for your benefit in connection with the matters set forth herein and, without our prior written consent, may not be furnished (except that it may be furnished to any federal, state or local regulatory agencies or regulators having appropriate jurisdiction and entitled to such disclosure) or quoted to, or relied upon by, any other person or entity for any purpose.

     We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Trust's Registration Statement. In giving this foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                      Very truly yours,


                                      /s/  Prickett, Jones & Elliott, P.A.


TAM

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                                   SCHEDULE A

                   PREDECESSOR FUNDS                                             SUCCESSOR FUNDS
                   -----------------                                             ---------------
J.P. MORGAN MUTUAL FUND SERIES                               JPMORGAN TRUST I
Growth and Income Portfolio                                  Growth and Income Portfolio
JPMorgan 100% U.S. Treasury Securities Money Market Fund     JPMorgan 100% U.S. Treasury Securities Money Market Fund
JPMorgan Asia Equity Fund                                    JPMorgan Asia Equity Fund
JPMorgan Bond Fund                                           JPMorgan Bond Fund
JPMorgan California Municipal Money Market Fund              JPMorgan California Municipal Money Market Fund
JPMorgan California Tax Free Bond Fund                       JPMorgan California Tax Free Bond Fund
JPMorgan Capital Growth Fund                                 JPMorgan Capital Growth Fund
JPMorgan Disciplined Equity Fund                             JPMorgan Disciplined Equity Fund
JPMorgan Diversified Fund                                    JPMorgan Diversified Fund
JPMorgan Dynamic Small Cap Fund                              JPMorgan Dynamic Small Cap Fund
JPMorgan Emerging Markets Debt Fund                          JPMorgan Emerging Markets Debt Fund
JPMorgan Emerging Markets Equity Fund                        JPMorgan Emerging Markets Equity Fund
JPMorgan Enhanced Income Fund                                JPMorgan Enhanced Income Fund
JPMorgan Federal Money Market Fund                           JPMorgan Federal Money Market Fund
JPMorgan Global Healthcare Fund                              JPMorgan Global Healthcare Fund
JPMorgan Global Strategic Income Fund                        JPMorgan Global Strategic Income Fund
JPMorgan Growth and Income Fund                              JPMorgan Growth and Income Fund
JPMorgan Intermediate Tax Free Bond Fund                     JPMorgan Intermediate Tax Free Bond Fund
JPMorgan International Equity Fund                           JPMorgan International Equity Fund
JPMorgan International Growth Fund                           JPMorgan International Growth Fund
JPMorgan International Opportunities Fund                    JPMorgan International Opportunities Fund
JPMorgan International Small Cap Equity Fund                 JPMorgan International Small Cap Equity Fund
JPMorgan International Value Fund                            JPMorgan International Value Fund
JPMorgan Intrepid America Fund                               JPMorgan Intrepid America Fund
JPMorgan Intrepid Contrarian Fund                            JPMorgan Intrepid Contrarian Fund
JPMorgan Intrepid European Fund                              JPMorgan Intrepid European Fund
JPMorgan Intrepid Growth Fund                                JPMorgan Intrepid Growth Fund
JPMorgan Intrepid Value Fund                                 JPMorgan Intrepid Value Fund
JPMorgan Japan Fund                                          JPMorgan Japan Fund
JPMorgan Market Neutral Fund                                 JPMorgan Market Neutral Fund
JPMorgan Mid Cap Equity Fund                                 JPMorgan Mid Cap Equity Fund
JPMorgan New Jersey Tax Free Bond Fund                       JPMorgan New Jersey Tax Free Bond Fund
JPMorgan New York Municipal Money Market Fund                JPMorgan New York Municipal Money Market Fund
JPMorgan New York Tax Free Bond Fund                         JPMorgan New York Tax Free Bond Fund
JPMorgan Prime Money Market Fund                             JPMorgan Prime Money Market Fund
JPMorgan Short Term Bond Fund                                JPMorgan Short Term Bond Fund
JPMorgan Small Cap Core Fund                                 JPMorgan Small Cap Core Fund
JPMorgan Small Cap Equity Fund                               JPMorgan Small Cap Equity Fund
JPMorgan Tax Aware Disciplined Equity Fund                   JPMorgan Tax Aware Disciplined Equity Fund
JPMorgan Tax Aware Enhanced Income Fund                      JPMorgan Tax Aware Enhanced Income Fund
JPMorgan Tax Aware International Opportunities Fund          JPMorgan Tax Aware International Opportunities Fund
JPMorgan Tax Aware Large Cap Growth Fund                     JPMorgan Tax Aware Large Cap Growth Fund
JPMorgan Tax Aware Large Cap Value Fund                      JPMorgan Tax Aware Large Cap Value Fund
JPMorgan Tax Aware Short-Intermediate Income Fund            JPMorgan Tax Aware Short-Intermediate Income Fund

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
J.P. MORGAN MUTUAL FUND SERIES                               JPMORGAN TRUST I
JPMorgan Tax Aware U.S. Equity Fund                          JPMorgan Tax Aware U.S. Equity Fund
JPMorgan Tax Free Money Market Fund                          JPMorgan Tax Free Money Market Fund
JPMorgan U.S. Equity Fund                                    JPMorgan U.S. Equity Fund
JPMorgan U.S. Small Company Fund                             JPMorgan U.S. Small Company Fund
JPMorgan Value Advantage Fund                                JPMorgan Value Advantage Fund